Exhibit 99.1

News Release

GREEN PLAINS RENEWABLE ENERGY, INC.

COMPLETES ACQUISITION OF NEBRASKA ETHANOL PLANTS

Green Plains Expects to Begin Operations at Plants During July

Omaha, NE (Marketwire) – July 6, 2009 – Green Plains Renewable Energy, Inc. (NASDAQ: GPRE) announces that it has completed the previously-announced acquisition of the two ethanol plants located in Nebraska. The plants located near Central City and Ord add 150 million gallons of ethanol production capacity per year, making Green Plains the fourth largest ethanol producer in the U.S. with 480 million gallons of annual expected capacity. AgStar Financial Services, PCA and certain other banks (the “Lenders”) provided $123.5 million in financing for the plant acquisitions and the Lenders have supplied $16.0 million in seasonal revolving loans for working capital needs of the plants.

“We are delighted to close this transaction and look forward to bringing these plants online as soon as possible,” said Todd Becker, Green Plains’ President and Chief Executive Officer. “We welcome over 80 new employees to the Green Plains team.”

“The broad support by Governor Heineman related to production of all forms of renewable energy was instrumental in our decision to purchase these two ethanol plants within the State of Nebraska,” Becker added. “This acquisition helps support local and regional economies as well.”

About Green Plains

Green Plains Renewable Energy, Inc. is a low-cost ethanol producer operating six ethanol plants in Iowa, Indiana, Nebraska and Tennessee with a combined expected operating capacity of 480 million gallons of ethanol per year. Green Plains also operates an independent third-party ethanol marketing service, with marketing capacity of 305 million gallons of ethanol per year. Green Plains owns 51% of Blendstar, LLC, a Houston-based biofuel terminal operator with six facilities in five states. Green Plains’ agribusiness segment operates grain storage facilities and complementary agronomy, feed, and fuel businesses in northern Iowa and southern Minnesota.

Safe Harbor

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended. Such statements are identified by the use of words such as “anticipate,” “estimate,” “expect,” “will,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Such statements are based on management’s current expectations and are subject to various factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such forward-looking statements. Green Plains may experience significant fluctuations in future operating results due to a number of economic conditions, including, but not limited to, competition in the ethanol industry, risks associated with commodity market risks, financial market risks, counter-party risks, risks associated with changes to federal policy and/or regulation, successful integration and profitable operation of these acquired facilities, and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the period ended December 31, 2008 and in the Company’s subsequent filings with the SEC. Green Plains assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The cautionary statements in this report expressly qualify all of our forward-looking statements. In addition, the Company is not obligated, and does not intend, to update any of its forward-looking statements at any time unless an update is required by applicable securities laws.

Green Plains Contact:

Green Plains Investor Contact:

Jim Stark, Vice-President – Investor Relations

John Baldissera

Green Plains Renewable Energy, Inc.

BPC Financial Marketing

(402) 884-8700

(800) 368-1217

jim.stark@gpreinc.com